UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Ellis Road
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	“IQV”	New York Stock Exchange

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

Notes Offering and Notes Indentures

On November 28, 2023, IQVIA Inc. (the “Issuer” or “Borrower”), a wholly owned subsidiary of IQVIA Holdings Inc. (the “Company”), completed the issuance and sale of $1.25 billion in gross proceeds of the Issuer’s 6.250% senior secured notes due 2029 (the “Notes”). The Notes were issued pursuant to an Indenture, dated November 28, 2023 (the “Indenture”), among the Issuer, U.S. Bank Trust Company, National Association, as trustee of the Notes and as collateral agent, and the Company and certain subsidiaries of the Issuer as guarantors.

The net proceeds from the Notes offering, together with the proceeds from the $1.5 billion of incremental Term B-4 Dollar Loans (as defined below), will be used to repay the outstanding Euro-denominated term B loan (“TLB”) due in March 2024, the U.S. dollar-denominated TLB due in January 2025 and the U.S. dollar-denominated TLB due in June 2025 under the Borrower’s senior secured credit facilities, and to pay fees and expenses related to the Notes offering and the Amendment (as defined below).

The Notes are secured obligations of the Issuer, will mature on February 1, 2029, unless earlier repurchased or redeemed in accordance with their terms, and will bear interest at the rate of 6.250% per year, with interest payable semi-annually on February 1 and August 1 of each year, beginning on February 1, 2024.

The Issuer may redeem the Notes prior to January 1, 2029 (one month prior to the maturity date of the Notes) subject to a customary make-whole premium. On or after January 1, 2029, the Issuer may redeem the Notes at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Amendment

On November 28, 2023, the Company entered into an amendment (the “Amendment”) to its Fifth Amended and Restated Credit Agreement (the “Credit Agreement”), among the Borrower, the Company, IQVIA RDS Inc., the other guarantors party thereto, Bank of America, N.A. as administrative agent and as collateral agent, and the Lenders (as defined therein) party thereto. Pursuant to the Amendment, the Company borrowed $1.5 billion in incremental Term B-4 Dollar Loans (as defined in the Credit Agreement).

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

In connection with the pricing of the Notes and the allocation of the Term B-4 Dollar Loans, the Company entered into two separate cross-currency swap agreements on November 15, 2023 and November 17, 2023, respectively. The cross-currency swaps effectively convert the Notes and Term B-4 Dollar Loans into euro-denominated borrowings at prevailing euro interest rates. The effective net borrowing rate to the Company is 4.8555% for the Notes and 4.9015% for the Term B-4 Dollar Loans, both rates inclusive of the yield on the Notes and the Term B-4 Dollar Loans, respectively, and the beneficial impact of the cross-currency swap.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated November 28, 2023, among IQVIA Inc., as Issuer, U.S. Bank Trust Company, National Association, as trustee of the Notes and the Company and certain subsidiaries of the Issuer as guarantors.

10.1	Amendment No. 3 to Fifth Amended and Restated Credit Agreement, dated November 28, 2023, among IQVIA Inc., IQVIA Holdings Inc., IQVIA RDS Inc., IQVIA AG, IQVIA Solutions Japan LLC, the other guarantors party thereto, Bank of America, N.A. as administrative agent and as collateral agent, and the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2023

IQVIA HOLDINGS INC.

By:	/s/ Eric Sherbet
Eric Sherbet
Executive Vice President, General Counsel, and Secretary